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                                                       Exhibit 2 to Schedule 13D




                    Rule 13d-2(k)(1) Joint Filing Agreement


     In accordance with Rule 13d-2(k)(1) under the Securities Exchange Act of 1934, the undersigned agree that for purposes of reports on Schedule 13D or
Schedule 13G relating to the undersigned's holdings of shares of the Common Stock, par value $1.04 per share, of Jones Pharma Incorporated, such filings shall be effected by a single joint statement.


     In Witness Whereof, this Joint Filing Agreement has been executed this 20th day of April, 1999, by the undersigned.



                                        /s/ Dennis M. Jones
                                        ________________________________________
                                        Dennis M. Jones
                                             Individually as Trustee of the
                                             Dennis M. Jones Amended and
                                             Restated Revocable Trust dated
                                             March 16, 1993.


                                        /s/ Judith A. Jones
                                        ________________________________________
                                        Judith A. Jones
                                             Individually and as Trustee of the
                                             Judith A. Jones Amended and
                                             Restated Revocable Trust dated
                                             June 8, 1993.